UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

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WMI HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

April 21, 2014

To Our Shareholders:

On behalf of the board of directors and management of WMI Holdings Corp., you are cordially invited to attend our 2014 Annual Meeting of Shareholders, which will be held on Wednesday, June 4, 2014, beginning at 9:00 a.m., Eastern Time, at the Sheraton New York Times Square Hotel, 811 7th Avenue, New York, New York 10019. You will find details of the business to be conducted at the annual meeting provided in the attached formal Notice of Annual Meeting and Proxy Statement. Our directors and executive officers are expected to be present at the annual meeting.

Among the matters to be acted on at the annual meeting is the election of directors, ratification of the appointment of our independent auditors and the advisory vote on named executive officer compensation. For the reasons set forth in the Proxy Statement, the board of directors recommends that you vote FOR each of the board’s nominees on Proposal 1 and FOR Proposals 2 and 3.

The board of directors has fixed April 15, 2014 as the record date for the annual meeting. Only holders of our common stock and Series A Convertible Preferred Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

We encourage you to attend the annual meeting in person if convenient for you to do so. If you are unable to attend, it is important that your shares be represented and voted at the annual meeting.

Whether or not you expect to attend the annual meeting, please sign and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card or in the Proxy Statement. If you decide to attend the annual meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Sincerely yours,

Michael Willingham	Charles Edward Smith
Chairman of the Board	Interim Chief Executive Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2014

The Proxy Statement and 2013 Annual Report to Shareholders are available at www.proxyvote.com.

WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2014

To the Shareholders of WMI Holdings Corp.:

The 2014 annual meeting of the shareholders of WMI Holdings Corp. (the “Annual Meeting”) will be held on Wednesday, June 4, 2014, at 9:00 a.m., Eastern Time, at the Sheraton New York Times Square Hotel, 811 7th Avenue, New York, New York 10019 for the following purposes:

1.	to elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	to ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	to approve, on an advisory basis, compensation of WMI Holdings Corp.’s named executive officers; and

4.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 15, 2014 as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The Proxy Statement, which includes more information about the proposals to be voted on at the Annual Meeting, the proxy card, and the 2013 Annual Report to Shareholders accompany this Notice.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting. We are mailing to all of our shareholders a notice of availability over the Internet of the proxy materials, rather than mailing a full paper set of these materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will significantly reduce our costs to print and distribute our proxy materials.

Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope furnished for that purpose. By using the Internet or telephone you help WMI Holdings Corp. reduce postage and proxy tabulation costs.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, you are urged to read the accompanying Proxy Statement and then vote your proxy promptly by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you are the beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. However, in order to vote your shares in person at the Annual Meeting, you must be a shareholder of record on the Record Date or hold a legal proxy from your bank, broker or other holder of record permitting you to vote at the Annual Meeting.

Please do not return the enclosed paper proxy if you are voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.proxyvote.com 24 hours a day/7 days a week	(800) 690-6903 via touch tone phone toll-free 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2014. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2014. Have your proxy card in hand when you call and then follow the instructions.

Because a majority of the votes entitled to be cast at the meeting must be represented, either in person or by proxy, to constitute a quorum for the conduct of business, your cooperation is much appreciated.

By Order of the Board of Directors:

Charles Edward Smith
President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary

Seattle, Washington

April 21, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2014

The Proxy Statement and 2013 Annual Report to Shareholders are available at www.proxyvote.com

WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2014

WMI Holdings Corp., a Washington corporation (“WMIHC”), is a successor to Washington Mutual, Inc. (“WMI”). We emerged from Chapter 11 bankruptcy on March 19, 2012 with a new board of directors and certain new officers.

As used in this proxy statement, the terms “WMIHC,” “Company,” “we,” “us” and “our” refer to WMI Holdings Corp. and the terms “board of directors” and the “board” refer to the Board of Directors of WMIHC.

MEETING AND VOTING INFORMATION

Date, Time and Place of Meeting

Our board of directors is furnishing this notice of annual meeting and proxy statement and the enclosed proxy card in connection with the board’s solicitation of proxies for use at the 2014 annual meeting of the shareholders of WMIHC (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, June 4, 2014, at 9:00 a.m. Eastern Time, at the Sheraton New York Times Square Hotel, 811 7th Avenue, New York, New York 10019. These proxy materials, form of proxy and the related 2013 Annual Report to Shareholders (which includes WMIHC’s audited financial statements, and the other portions of WMIHC’s 2013 Annual Report on Form 10-K, for the fiscal year ended December 31, 2013), and notice of internet availability of proxy materials, are first being made available to shareholders on or about April 25, 2014.

We urge you to promptly vote your proxy FOR each of the board’s nominees on Proposal 1, and FOR Proposals 2 and 3, either by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. If you vote your proxy by telephone, via the Internet, or submit your executed proxy card by mail, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the board’s recommendations set forth in this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2014

The proxy statement for the Annual Meeting and the 2013 Annual Report to Shareholders are available at www.proxyvote.com

Solicitation and Revocation of Proxies

Shares represented by validly executed proxies will be voted in accordance with the instructions contained in the proxies. If no direction is given, proxies will be voted:

•	FOR each of the director nominees selected by the board of directors;

•	FOR ratification of the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their judgment with respect to such matters. The board of directors has selected the two persons named in the enclosed proxy card to serve as proxies in connection with the Annual Meeting.

Any proxy given by a shareholder may be revoked at any time prior to its use in one of four ways: (1) by execution of a later-dated proxy delivered to WMIHC’s Secretary; (2) by a vote in person at the Annual Meeting; (3) by written notice of revocation delivered to WMIHC’s Secretary before the Annual Meeting; or (4) by voting again by telephone or via the Internet. Only the latest valid proxy that you submit will be counted.

Purposes of the Annual Meeting

The Annual Meeting has been called for the following purposes:

•	to elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

•	to ratify the appointment of Burr Pilger Mayer, Inc. as WMIHC’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	to approve, on an advisory basis, the compensation of WMIHC’s named executive officers; and

•	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Section 2.13 of WMIHC’s Amended and Restated Bylaws, as amended on April 1, 2013 (the “Bylaws”), sets forth certain procedures to be followed for introducing business at a shareholders meeting. WMIHC has no knowledge of any other matters that may be properly presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, or any postponement or adjournment thereof, the persons named in the proxy will vote in accordance with their judgment on such matters in the exercise of their sole discretion.

Record Date and Shares Outstanding

Only shareholders of record at the close of business on April 15, 2014, which is the record date (the “Record Date”) set by the board of directors, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements. At the close of business on the Record Date, 202,092,351 shares of WMIHC’s common stock and 1,000,000 shares of our Series A Convertible Preferred Stock were issued and outstanding. For information regarding the ownership of WMIHC common stock and preferred stock by holders of more than five percent of the outstanding shares and by WMIHC’s directors and executive officers, see the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement beginning on page 18 below.

Voting; Quorum; Vote Required

At the Annual Meeting, each share of common stock outstanding on the Record Date is entitled to one vote per share, and each share of Series A Convertible Preferred Stock outstanding on the Record Date is entitled to one vote per share, on an as-converted basis, in accordance with the terms and rights contained in the certificate of designation for the Series A Convertible Preferred Stock set forth in our Amended and Restated Articles of Incorporation (the “Articles”). The holder of Series A Convertible Preferred Stock outstanding on the Record Date is entitled to an aggregate of 10,065,629 votes at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the Annual Meeting.

The votes required to approve the proposals to be considered at the Annual Meeting are as follows:

Proposal 1—Election of Directors. The seven nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. Election of our board of directors is by a plurality of votes. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy and withhold your vote from the election of all directors, your shares will be counted as present.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the shares, on an as-converted basis, present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Proposal 3—Advisory Approval of Compensation of Named Executive Officers. Approval, on an advisory basis, of the compensation of WMIHC’s named executive officers requires the affirmative vote of a majority of the shares, on an as-converted basis, present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Although the board of directors will consider the outcome of the vote when making future decisions regarding the compensation of WMIHC’s named executive officers, the results of the vote are not binding on WMIHC. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve, on an advisory basis, the compensation of WMIHC’s named executive officers.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Abstentions also have no effect on Proposal 2, the ratification of the selection of our independent registered public accounting firm; or Proposal 3, the advisory approval of WMIHC’s named executive officer compensation, because abstentions, in each case, will not be included in tabulations of the votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved.

Effect of Broker Non-Votes

If a broker holds your shares in street name, you should instruct your broker how to vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a duly executed proxy that does not include any vote with respect to a particular proposal because the nominee did not have discretionary voting power with respect to the matter being considered and did not receive voting instructions from the beneficial owner. Only Proposal 2, the ratification of the selection of our independent registered public accounting firm, is considered a “discretionary” matter.

Broker non-votes are deemed present at the Annual Meeting for purposes of determining whether a quorum is present, but will have no effect on the outcome of any of the proposals on the ballot. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes also will have no effect on Proposal 3, the advisory approval of WMIHC’s named executive officer compensation, because broker non-votes will not be included in tabulations of votes cast and shares entitled to vote for purposes of determining whether the proposal has been approved. Broker non-votes will have no effect on Proposal 2, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal.

We urge you to provide voting instructions to your broker on all voting items.

Costs of Solicitation

WMIHC will bear all costs and expenses associated with this solicitation. In addition to solicitation by mail, directors, officers and employees of WMIHC may solicit proxies from shareholders, personally or by telephone, facsimile or e-mail transmission, without receiving any additional remuneration. WMIHC has asked brokerage houses, nominees and other agents and fiduciaries to forward soliciting materials to beneficial owners of WMIHC’s common stock and will reimburse all such persons for their expenses.

Attendance at Meeting

Only shareholders of record or joint holders as of the close of business on the Record Date or a person holding a valid proxy for the Annual Meeting may attend the meeting. If you are not a shareholder of record but hold shares through a bank, broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your bank, broker or nominee.

PROPOSAL 1

ELECTION OF DIRECTORS

Since our emergence from Chapter 11 bankruptcy and as contemplated by that certain Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, modified or supplemented (the “Bankruptcy Plan”), our board consists of seven directors, all of whom commenced service as of March 19, 2012. These directors were selected by certain stakeholders involved in the Chapter 11 bankruptcy, including the Official Committee of Equity Security Holders (the “Equity Committee”) and creditor constituencies and were reelected at our 2013 annual meeting of shareholders.

All seven of our current directors, Michael Willingham, Eugene I. Davis, Diane B. Glossman, Timothy R. Graham, Mark E. Holliday, Michael Renoff and Steven D. Scheiwe, each of whom has served as a director of the Company since our emergence from Chapter 11 bankruptcy, have been recommended for nomination by our Nominating and Corporate Governance Committee and nominated by our board of directors to stand for re-election as directors for an additional one year term to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

WMIHC’s Articles and the Bylaws currently in effect provide that the number of directors that constitute the entire board will be seven (7). Under our Bylaws, one of our directors must be an “FA Director” for so long as that certain Financing Agreement, dated March 19, 2012, by and among WMIHC, the lenders from time to time party thereto, U.S. Bank National Association, as agent for lenders, and certain other parties thereto (the “Financing Agreement”), remains in effect. Mr. Davis was named as the FA Director and our Nominating and Corporate Governance Committee has recommended for nomination and our board of directors has nominated Mr. Davis to stand for re-election. Under our Bylaws, the board cannot nominate a successor to the FA Director or appoint to fill the vacancy of the FA Director without the written approval of the “Required Lenders” under the Financing Agreement.

If for any reason any of these nominees should become unavailable for election (an event the board does not anticipate), proxies will be voted for the election of such substitute nominee as the board in its discretion may recommend, subject to the provision of the Bylaws regarding the selection of a successor FA Director. Proxies cannot be voted for more than seven nominees. Directors are re-elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. If a vacancy occurs after the Annual Meeting, the board of directors may elect a replacement to serve for the remainder of the unexpired term, subject to the provision of the Bylaws regarding the filling of a vacancy of the FA Director.

WMIHC has adopted the independence standard of the NASDAQ listing standards for its definition of “independence.” The Nominating and Corporate Governance Committee has determined that each current director (and nominee for director) is an “independent director” under Rule 5605(a)(2) of the NASDAQ listing standards, a copy of which was attached to the proxy statement for our 2013 annual meeting of shareholders and is currently not available on a Company website.

The board of directors recommends each of the following nominees for director:

MICHAEL WILLINGHAM, (age 43). Since June 2002, Mr. Willingham has been a principal at Willingham Services, which provides consulting advice for a diverse portfolio of clients and constituencies regarding strategic considerations involving complex litigation across a variety of industries, including energy, financial services and varying wholesale/retail products. Mr. Willingham became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Mr. Willingham for election as a director because of his experience in recovering over $1 billion of value for shareholders, estates and creditors in various bankruptcy cases; negotiating complex financial instruments, including hedging derivatives and credit agreements; and providing consulting services regarding the Sarbanes-Oxley Act of 2002, internal controls and policies. Mr. Willingham is the Chairman of the Board, a member of the Audit Committee and Chairman of the

Nominating and Corporate Governance Committee. Mr. Willingham is also a member of the Trust Advisory Board and Litigation Subcommittee of WMI Liquidating Trust.

EUGENE I. DAVIS, (age 59). Since 1997, Mr. Davis has served as Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a director of the following public companies: Atlas Air Worldwide Holdings, Inc., Harbinger Group, Inc., Spectrum Brands, Inc., and U.S. Concrete, Inc. On February 20, 2014, Mr. Davis gave notice to Global Power Equipment Group Inc. that he did not plan to stand for re-election as a director at the company’s annual meeting currently scheduled for May 1, 2014. Mr. Davis is a director of ALST Casino Holdco, LLC and Lumenis Ltd., whose common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but does not publicly trade. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., JGWPT Holdings Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., The Cash Store Financial Services, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. (not a public corporation since 2008) and YRC Worldwide, Inc. Mr. Davis became one of our directors on March 19, 2012 and was selected as the FA Director as part of the Bankruptcy Plan. The board has nominated Mr. Davis since he is the FA Director and in addition, his broad experience as a director of other public companies, including his broad experience with acquisitions and finance, led the board of directors to conclude that he should continue as a member of the board of directors. Mr. Davis is Chair of the Corporate Strategy and Development Committee and a member of the Compensation Committee.

DIANE BETH GLOSSMAN, (age 58). Ms. Glossman is a retired investment analyst with over 25 years of experience as an analyst and over a decade of governance experience on boards. In addition to her service on behalf of WMIHC, Ms. Glossman currently serves on the boards of directors of Ambac Assurance Company and Powa Technologies Group Ltd. She periodically performs consulting projects, primarily for various financial institutions. Previously, Ms. Glossman served on the board of directors of A.M. Todd Company from 1998 to July 2011, and as an independent trustee on State Street Global Advisors mutual fund board from October 2009 to April 2011. Ms. Glossman became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Ms. Glossman for election as a director because of her experience as an investment analyst, reviewing and forecasting performance for companies in financial services. Ms. Glossman is a member of the Corporate Strategy and Development Committee and Nominating and Corporate Governance Committee.

TIMOTHY R. GRAHAM, (age 64). Mr. Graham is the principal at Brookwall, LLC, a privately held restructuring and business advisory firm, since May 2010. During the last five years, Mr. Graham has advised a number of institutional investors with respect to distressed investments relating primarily to monoline insurers, reinsurers and structured investments, served as a restructuring advisor at Triad Mortgage Guaranty Corporation, a mortgage insurance company, and served as President and Chief Restructuring Officer of LaSalle Re Limited, a Bermuda domiciled international catastrophe and casualty reinsurer which completed its successful runoff and closure in 2008. Mr. Graham’s prior experience includes acting as an executive and director of several publicly traded companies, a partner and general counsel of a fund focused on media, natural resource and retail investments and chief restructuring officer of several troubled insurance entities appointed to serve at the request of institutional creditors and with the consent of the primary regulators. Mr. Graham was general counsel of an international telecommunications and internet company with licensed operations throughout the United States and in 12 countries from 1994 to 2001. Mr. Graham began his career as an attorney and a member of several law firms where he focused on corporate transactions, creditor rights, general corporate governance, regulatory compliance and securities law issues. Mr. Graham has been a frequent lecturer on legal and business subjects including restructuring of regulated businesses, corporate governance, the cost effective management of external professionals, and has co-authored several books on foreign entities raising capital under United States securities laws. Mr. Graham became a director of WMIHC on March 19, 2012 and is a member of the Compensation Committee. The board has nominated Mr. Graham for election as a director because of his experience with insurance companies, including restructuring national and international insurance operations.

MARK E. HOLLIDAY, (age 46). Mr. Holliday is President of Goshawk Capital Corp., an investment firm which he founded in January 2009, and was a partner at Camden Asset Management, LP (“Camden”), a fund focused on convertible arbitrage, from 2003 to 2009. Prior to joining Camden, Mr. Holliday was a portfolio manager at Deephaven Capital Management, LLC from 2001 to 2002 and a principal at Heartland Capital Corp. from 1995 to 2000. Mr. Holliday has served as a director and audit committee chairman of FiberTower Corporation, a provider of backhaul transmission services to wireless carriers, since November 2008, and a director of Primus Telecommunications Group Inc., a provider of advanced communication solutions, since May 2011. Mr. Holliday formerly served as director and audit committee chairman of YRC Worldwide, Inc., a provider of transportation and global logistics services, from May 2010 to July 2011. Mr. Holliday formerly served as a director and audit committee chairman of Movie Gallery, Inc., which was the second largest video rental company in the United States, from May 2008 to November 2010, and served as chairman of the board of directors from February 2010 to November 2010, and as a director of Clear One Health Plans from January 2009 to June 2010. Mr. Holliday also previously served as director and audit committee chairman for Assisted Living Concepts, Inc., which operated, owned and leased assisted living residences, from 2002 until its acquisition in 2005, and was chairman of the board and a member of the audit committee for Reptron Electronics, Inc. from 2004 until new equity ownership in 2005. Mr. Holliday also was an audit committee member for Teletrac, Inc. from 1999 to 2001. Mr. Holliday earned a B.A. in economics from Northwestern University. The board has nominated Mr. Holliday for election as a director because of his broad experience in finance and as a director of other public companies and his qualification as an “audit committee financial expert.”

MICHAEL RENOFF, (age 39). Mr. Renoff has served as Senior Analyst of Old Bell Associates, LLC since 2008. Old Bell Associates, LLC is the investment manager to Scoggin Worldwide Distressed Fund LLC, which owns shares in WMIHC. In addition, Old Bell Associates, LLC has an investment management arrangement with Scoggin Capital Management II LLC and Scoggin International Fund Ltd., each of which own shares of WMIHC. Mr. Renoff became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan and as part of the Stipulation (described immediately below under the “Director Relationships” section of this proxy statement). The board has nominated Mr. Renoff for election as a director because he is a chartered financial analyst and has over 15 years of investment experience in the financial services industry. Mr. Renoff is a member of the Corporate Strategy and Development Committee.

STEVEN D. SCHEIWE, (age 53). Since 2001 Mr. Scheiwe has been President of Ontrac Advisors, Inc., which offers analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues. Mr. Scheiwe also serves on the board of directors of Hancock Fabrics, Inc. During the last five years he has also served on the board of directors of FiberTower Corporation, Primus Telecommunications Group, Inc., Footstar, Inc., Movie Gallery, Inc. and Inner City Media Corporation. Mr. Scheiwe became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Mr. Scheiwe for election as a director based on his broad experience serving as a board member of public companies and his qualification as an “audit committee financial expert.” Mr. Scheiwe chairs the Compensation Committee and is a member of the Audit Committee.

Investor Rights and Observer Agreements

The rights of KKR Fund Holdings L.P. (“KKR Fund”) as a holder of our Series A Convertible Preferred Stock and warrants to purchase 61,400,000 shares of our common stock, and the rights of any subsequent holder that is an affiliate of KKR Fund (together with KKR Fund, the “Holders”) are governed by that certain Investor Rights Agreement, dated as of January 30, 2014 (the “Investor Rights Agreement”), between us and KKR Fund. Pursuant to the Investor Rights Agreement, for so long as the Holders own, in the aggregate, at least 50% of our Series A Convertible Preferred Stock issued as of January 30, 2014, the Holders will have the right to appoint one of seven directors to our board. As of April 17, 2014, the Holders have not exercised this right of appointment.

On March 13, 2014, we entered into an agreement (the “Observer Agreement”) with KKR Fund and Tagar Olson (“Mr. Olson”), Member and Head of Financial Services of Kohlberg Kravis Roberts & Co. L.P. (“KKR”). Pursuant to the Observer Agreement, KKR Fund was given the right to designate one representative to attend meetings of our board and committees as a non-voting observer. KKR Fund has designated Mr. Olson to serve as its designated observer. In connection with the Observer Agreement, each of KKR and Mr. Olson entered into a confidentiality agreement with us in respect of any information and materials obtained at meetings of our board and committees. Mr. Olson may be excluded from meetings of our board and committees (or portions thereof) pursuant to the terms and conditions of the Observer Agreement, including to the extent such exclusion is necessary to preserve attorney-client privilege, accountant-client privilege or any other available privilege. KKR Fund’s right to appoint an observer may be terminated immediately upon the sole determination of a majority of our board.

Director Relationships

As discussed above, Mr. Davis was named as the “FA Director” as required by the Bankruptcy Plan and as contemplated by our Bylaws. Under the terms of our Bylaws, the board cannot nominate a successor to the FA Director or appoint to fill the vacancy of the FA Director, without the written approval of the “Required Lenders” under the Financing Agreement.

Pursuant to that certain “Stipulation and Agreement Among the Debtors, the TPS Group, the TPS Consortium, the Equity Committee, the Creditors’ Committee, and JPMorgan Chase Bank, N.A. with respect to the Debtors’ Seventh Amended Plan” dated February 16, 2012 and approved by the bankruptcy court (the “Stipulation”), the Equity Committee agreed to designate a representative of the TPS Funds (as that term is defined in the Stipulation) as one of its designees to the board of directors of the Company and Mr. Renoff was appointed to the board as the “TPS Director” in the Bylaws. Under the Stipulation and the Bylaws, there are no continuing obligations to appoint a TPS Director. Mr. Renoff is being nominated in 2014 based on his qualifications and as discussed above.

Mr. Willingham is a current member of the Trust Advisory Board and the Litigation Subcommittee of WMI Liquidating Trust (the “Trust”). Mr. Willingham was selected by the Trust’s Equity Committee to serve on the Litigation Subcommittee, which committee is responsible for the prosecution of certain claims by the Trust. The Trust is not considered an “affiliate” of the Company. However, according to the Form 10-K filed by the Trust on March 31, 2014: (a) the Trust currently holds an aggregate of $105.9 million of outstanding 13% Senior First Lien Notes Due 2030 and 13% Senior Second Lien Notes Due 2030 (collectively, the “Runoff Notes”), including interest accrued thereon, issued by the Company in connection with the Bankruptcy Plan, under an Indenture dated as of March 19, 2012 between WMIHC and Wilmington Trust, National Association and an Indenture dated as of March 19, 2012 between WMIHC and Law Debenture Trust Company of New York (collectively, the

“Indentures”); (b) to avoid any potential conflict, the Trust’s governance procedures require Mr. Willingham to recuse himself from any decision of the Trust Advisory Board that relates to matters involving the Company; and (c) any applicable related party transactions that arise during the life of the Trust will be elevated to the Trust Advisory Board, as required, for further consideration.

The board of directors unanimously recommends that you vote FOR the election of each of the foregoing nominees for director.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Burr Pilger Mayer, Inc., as WMIHC’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Although the appointment of Burr Pilger Mayer, Inc. as WMIHC’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders by WMIHC’s charter documents or applicable law, the board has decided to ask the shareholders to ratify the appointment. If the shareholders do not ratify the appointment of Burr Pilger Mayer, Inc., the board will ask the Audit Committee to reconsider its selection but there can be no assurance that a different selection will be made.

For more information regarding WMIHC’s independent registered public accounting firm, see the “Matters Related to Our Auditors” section of this proxy statement beginning on page 27 below.

The board of directors unanimously recommends that you vote FOR ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve an advisory (non-binding) resolution on WMIHC’s named executive officer compensation as disclosed in this proxy statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement beginning on page 21 below, our Compensation Committee has structured our executive compensation program in a way that it believes will attract and retain highly qualified executive officers. Our Compensation Committee and board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals.

We urge shareholders to read the “Executive Compensation” section of this proxy statement beginning on page 21 below, including the “Compensation Discussion and Analysis” that discusses our named executive officer compensation for fiscal 2013 in more detail, as well as the “2013 Summary Compensation Table” and other related compensation tables, notes and narrative, beginning on page 24 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of WMI Holdings Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on our board of directors or Compensation Committee, the board of directors and Compensation Committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs.

The board of directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of WMIHC’s named executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

During the fiscal year ended December 31, 2013, the board of directors held nine (9) meetings. The board of directors has established four standing committees, including an Audit Committee, Compensation Committee, Corporate Strategy and Development Committee and Nominating and Corporate Governance Committee. Each director attended at least 75% of the total number of meetings held by the board of directors and the board committees on which he or she served during fiscal 2013.

Although the board has not adopted a policy with respect to board member attendance at annual shareholder meetings, the board strongly encourages all directors to make attendance at the Annual Meeting a priority. Last year, all board members were in attendance at the annual meeting of shareholders.

Audit Committee

WMIHC has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is governed by a written charter, a copy of which was attached to the proxy statement for our 2013 annual meeting of shareholders and is currently not available on a Company website. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2013.

Mark E. Holliday (Chair), Steven D. Scheiwe and Michael Willingham, each of whom meets the financial literacy and independence requirements for audit committee membership specified in the NASDAQ listing standards and rules adopted by the Securities and Exchange Commission (the “SEC”), are the current members of the Audit Committee. The board of directors has determined that each member is qualified to be an “audit committee financial expert” as defined in the SEC’s rules.

The Audit Committee’s duties and responsibilities include: (a) selection, retention, compensation, evaluation, replacement and oversight of WMIHC’s independent registered public accounting firm, including resolution of disagreements between management and the independent auditors regarding financial reporting; (b) establishment of policies and procedures for the review and pre-approval of all audit services and permissible non-audit services to be performed by WMIHC’s independent registered public accounting firm; (c) review and discuss with management and the independent auditors the annual audited financial statements (including the report of the independent auditor thereon) or quarterly unaudited financial statements contained in WMIHC’s periodic reports with the SEC; (d) obtain and review a report from the independent registered public accounting firm describing WMIHC’s internal quality control procedures; (e) periodic assessment of WMIHC’s accounting practices and policies and risk and risk management; (f) review policies and procedures with respect to transactions between WMIHC and related-persons and review and approve those related-person transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404; (g) establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in each case, pursuant to and to the extent required by laws, rules and regulations applicable to WMIHC; and (h) oversight of the Code of Ethics for senior financial officers and development and monitoring of compliance with the code of conduct applicable to WMIHC’s directors, officers and employees, in each case, pursuant to and to the extent required by laws, rules and regulations applicable to WMIHC.

Compensation Committee

The members of the Compensation Committee are Steven D. Scheiwe (Chair), Eugene I. Davis and Timothy R. Graham, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee is governed by a written charter, a copy of which was attached to our proxy statement for our 2013 annual meeting of shareholders and is currently not available on a Company website. During the fiscal year ended December 31, 2013, the Compensation Committee held one (1) meeting and otherwise elected to act on other business via unanimous written consent, as contemplated by its charter.

Responsibilities and Processes of Compensation Committee. The board of directors has delegated to the Compensation Committee responsibility for considering and approving the compensation programs and awards for all of WMIHC’s executive officers, including the named executive officers identified in the 2013 Summary Compensation Table on page 24 below. The Compensation Committee consists entirely of independent, non-employee directors. The Compensation Committee is responsible for: (a) reviewing WMIHC’s overall compensation philosophy and related compensation and benefit policies, programs and practices; (b) reviewing and approving goals and objectives relevant to compensation of the Chief Executive Officer, the Chief Financial Officer and other executive officers; (c) reviewing and recommending equity compensation plans; (d) overseeing and reviewing the non-employee director compensation program; (e) reviewing and discussing with WMIHC’s management the compensation discussion and analysis, if required by the Exchange Act and recommending it to the board of directors, if appropriate, for inclusion in WMIHC’s proxy statement; and (f) monitoring compliance with applicable laws governing executive compensation.

Role of Executive Officers. WMIHC has two executive officers: (a) Charles Edward Smith, its President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary; and (b) Timothy F. Jaeger, its Interim Chief Financial Officer and Interim Chief Accounting Officer. In addition, Mr. Smith is an employee and General Counsel of the Trust.

Mr. Smith provides services to WMIHC under the Transition Services Agreement, dated March 23, 2012, by and between WMIHC and the Trust (as amended, the “Transition Services Agreement”), under which Mr. Smith provides certain designated services to the Company. Under the Transition Services Agreement, each party has agreed to make available to the other party certain services and employees as described therein. Pursuant to the Transition Services Agreement, we have agreed to reimburse the Trust at a fixed rate per hour in exchange for Mr. Smith’s services as an executive of WMIHC.

Mr. Jaeger provides services to the Company under a non-exclusive arrangement pursuant to an Engagement Agreement, effective May 28, 2012, entered into by and between WMIHC and CXO Consulting Group, LLC (as amended, the “Engagement Agreement”), under which Mr. Jaeger acts as Interim Chief Accounting Officer and Interim Chief Financial Officer to WMIHC.

Subject to the terms of these agreements, the executive officers are elected by and serve at the discretion of WMIHC’s board of directors. Mr. Smith on behalf of the Trust, and Mr. Jaeger on behalf of CXO Consulting Group, LLC, negotiated their respective reimbursement or compensation arrangements (as the case may be) with the Chairman of the Board and were approved by the board and the Compensation Committee. Neither Mr. Smith nor Mr. Jaeger was present at the Compensation Committee’s deliberations or approval of their respective reimbursement or compensation agreements.

Mr. Smith was present during the Compensation Committee’s deliberations and approval process regarding compensation of non-employee directors.

Corporate Strategy and Development Committee

The members of the Corporate Strategy and Development Committee (“CS&D Committee”) are Eugene I. Davis (Chair), Diane B. Glossman and Michael Renoff, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The CS&D Committee is governed by a written charter. The purpose of the CS&D Committee is to support the board of directors with the identification, review and assessment of potential acquisitions and strategic or business investment opportunities. During the fiscal year ended December 31, 2013, the CS&D Committee held twenty (20) formal and informal meetings and is actively engaged in pursuing acquisition opportunities for the Company.

Upon the recommendation of the CS&D Committee, WMIHC retained Blackstone Advisory Partners L.P. in July 2012 to work with us to develop our acquisition strategy and to identify, consider and evaluate potential mergers, acquisitions, business combinations and other strategic opportunities, including collecting and analyzing information regarding potential target companies, determining the valuation of potential target companies and advising on capital-raising, if needed, to fund our external growth strategy. In connection with, and in addition to, the foregoing, we may explore various financing alternatives to fund our external growth strategy, including improving our capital structure, which may include increasing, reducing and/or refinancing debt; pursuing capital raising activities, such as the issuance of new preferred or common equity and/or a rights offering to our existing shareholders, launching an exchange offer, and pursuing other transactions involving our outstanding securities. There can be no assurance that any transaction will occur or, if so, on what terms.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Michael Willingham (Chair), Diane B. Glossman and Mark E. Holliday, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Corporate Governance Committee is governed by a written charter, a copy of which is attached to this proxy statement as Appendix A. During the fiscal year ended December 31, 2013, the Nominating and Corporate Governance Committee, which was established in November 2013, held one (1) meeting.

The functions of the Nominating and Corporate Governance Committee are to carry out the duties and responsibilities delegated by the board relating to our director nominations process, oversight of the evaluation of directors and development and maintenance of our corporate governance principles and policies. The committee is authorized by its charter to engage its own advisors. Our board is responsible for nominating members for election to our board and for filling vacancies on the board that may occur between annual meetings of shareholders. The committee is responsible for identifying, screening and recommending to our board candidates for board membership. The committee recommended to the board the nomination of the candidates reflected in Proposal 1.

Nominees for director will be selected on the basis of, among other things, knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, and understanding of the Company’s business environment, all in the context of an assessment of the perceived needs of the board at the time. Nominees should also be willing to devote adequate time and effort to board responsibilities. The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board, but rather believes that each nominee should be evaluated based on his or her individual merit, taking into account the needs of the Company and the composition of the board. The committee will consider shareholder recommendations for candidates to serve on the board. Candidates suggested by shareholders will be evaluated by the same criteria and process as candidates from other sources. Formal nomination of candidates by shareholders requires compliance with Section 2.13 of the Bylaws, including sending timely notice of the candidate’s name, biographical information, and qualifications, and certain information regarding the shareholder making the nomination, to the Secretary of the Company at WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. In order for a notice of shareholder nomination to be considered timely, a shareholder must deliver the notice to the Secretary at WMIHC’s principal executive offices no later than 90 calendar days and no earlier than 120 calendar days prior to the one-year anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. There is otherwise no formal process prescribed for identifying and evaluating nominees, including no formal diversity policy.

Committee Membership at April 15, 2014

Name	Audit Committee	Compensation Committee	Corporate Strategy & Development Committee	Nominating and Corporate Governance Committee
Michael Willingham	Member	—	—	Chair
Eugene I. Davis	—	Member	Chair	—
Diane B. Glossman	—	—	Member	Member
Timothy R. Graham	—	Member	—	—
Mark E. Holliday	Chair	—	—	Member
Michael Renoff	—	—	Member	—
Steven D. Scheiwe	Member	Chair	—	—

RISK MANAGEMENT

WMIHC has developed and maintains processes to manage risk in its operations. The board of director’s role in risk management is primarily one of oversight, with day-to-day responsibility for risk management implemented by the management team. The board of directors executes its oversight role directly and through its various committees. The Audit Committee has principal responsibility for implementing the board of director’s risk management oversight role. The Audit Committee is also responsible for reviewing conflict of interest transactions and handling complaints about accounting and auditing matters and violations of WMIHC’s Code of Conduct and Code of Ethics. Any waivers of the codes for executive officers and directors must be submitted to the Chair of the Audit Committee and may be made only by the board. The Audit Committee monitors certain key risks, such as risk associated with internal control over financial reporting, liquidity risk and risks associated with potential business acquisitions, in addition to assessing the risks in proposed financing or investments of the Company. The Compensation Committee assesses risks created by the incentives inherent in WMIHC’s compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team and the board committees.

LEADERSHIP STRUCTURE

Since our emergence from Chapter 11 bankruptcy, the positions of Chairman of the Board and Chief Executive Officer have been held by two different individuals. The board has determined that Mr. Willingham, who is presently serving as Chairman of the Board, is independent under NASDAQ listing standards. The board believes that this structure is appropriate for the Company at this time. Each of WMIHC’s board committees is made up solely of independent directors and sets its own agenda. The independent directors also meet in executive session on a regular basis without management present.

CODE OF ETHICS

WMIHC has adopted a Code of Ethics for senior financial officers, which is applicable to its chief executive officer, president, principal financial officer, and principal accounting officer. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in WMIHC’s financial reports, and compliance with applicable laws and regulations. The Code of Ethics is available as Exhibit 14 to WMIHC’s Annual Report on Form 10-K and is administered by the Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Communications by shareholders to the board of directors should be sent to the attention of the Chairman of the Board, in care of Charles Edward Smith, Interim Chief Executive Officer, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. Such communications will be forwarded unopened to the individual serving as Chairman of the Board, who will be responsible for responding to or forwarding such communications as appropriate, including communications directed to individual directors or board committees. Communications will not be forwarded if the Chairman of the Board determines that they do not appear to be within the scope of the board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

DIRECTOR COMPENSATION FOR FISCAL 2013

2013 Director Compensation Table

The following table summarizes information regarding director compensation for the non-employee directors of the Company during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Willingham	163,125	100,000	263,125
Eugene I. Davis	130,000	100,000	230,000
Diane B. Glossman	111,250	100,000	211,250
Timothy R. Graham	108,750	100,000	208,750
Mark E. Holliday	126,250	100,000	226,250
Michael Renoff	110,000	100,000	210,000
Steve D. Scheiwe	118,750	100,000	218,750

(1)	On August 13, 2013, each director received a grant of 98,039 shares of restricted stock, with each such grant having a fair market value of $100,000 as of the grant date.

Narrative to Director Compensation Table

Director compensation has three components: (1) annual cash retainer for board service; (2) annual cash retainers based on committee chair positions and committee membership; and (3) annual restricted stock grants. The annual cash retainer for board service was $100,000. Annual retainers for committee or chair service include: (i) $10,000 for each non-Chair member of the Audit Committee; (ii) $10,000 for each non-Chair member of the Corporate Strategy and Development Committee; (iii) $5,000 for each non-Chair member of the Compensation Committee; (iv) $5,000 for each non-Chair member of the Nominating and Corporate Governance Committee; (v) $50,000 for being Chairman of the Board; (vi) $25,000 for the Audit Committee Chair; (vii) $25,000 for the Corporate Strategy and Development Committee Chair; (viii) $12,500 for the Compensation Committee Chair and (ix) $12,500 for the Nominating and Corporate Governance Committee Chair. All retainers were paid in quarterly installments, in advance, on the last day of the prior quarter. WMIHC also reimburses directors for their travel expenses for each meeting attended in person; however, reimbursement amounts are not included in the totals above.

Each Director also received an annual restricted stock grant issued pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Plan”). The value of the restricted stock grant was based on an annual value of $100,000. The number of shares in the grant is based on the fair market value of the Company’s common stock as of the grant date. The board determined that the fair market value should be determined based on the trading of the Company’s stock on the OTCQB Market. The trading closing value as of the grant date of August 13, 2013 was $1.02 per share, resulting in a grant of 98,039 shares per director. In 2013, our board upon recommendation of the Compensation Committee adopted a policy that the annual restricted stock grant to directors will, subject to availability of sufficient shares reserved under the Plan, be automatically granted without any further action by the Compensation Committee or board to each outside director elected by the shareholders to serve another term on the day of our annual meeting of the shareholders, at a stock price equal to the closing price of our common stock on the OTCQB on the grant date. The 2013 restricted stock grant vests in three equal installments on March 19 of each year over a three year period, subject to continued service as a director through the vesting dates. The 2013 restricted stock grant will be fully vested on March 19, 2016. The shares also immediately vest in the event of a “Change of Control,” as defined in the Plan.

Directors are subject to stock ownership guidelines that require each director must at all times during service on the board hold shares of WMIHC’s stock equal to 50% of the aggregate number of shares awarded to the director as director compensation and that have vested. To monitor the guideline, board members are not permitted to sell shares without Compensation Committee approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table sets forth as of April 15, 2014, certain information regarding the beneficial ownership of WMIHC common stock and preferred stock by each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of WMIHC’s outstanding shares of common stock or preferred stock.

Name and Address		Shares Beneficially Owned
	Title of Class	Total(1)		Percent of Class(1)

Greater Than 5% Owners
Appaloosa Partners Inc.(2) 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	Common Stock	17,029,994		8.4%

Greywolf Capital Management LP(3) 4 Manhattanville Road Suite 201 Purchase, NY 10577	Common Stock	14,929,515		7.4%

KKR Fund Holdings L.P. c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street Suite 4200	Series A Convertible Preferred Stock	1,000,000		100%
New York, New York 10019	Common Stock	71,465,629	(4)	26.1%

(1)	All percentages have been calculated based on 202,092,351 shares of WMIHC’s common stock and 1,000,000 shares of WMIHC’s preferred stock issued and outstanding as of April 15, 2014, except the percentage for KKR Fund with respect to common stock has been calculated assuming the conversion of the preferred stock and exercise of the warrants owned by KKR Fund.

(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Appaloosa Partners Inc. with the SEC on February 14, 2013. The Schedule 13G was filed by and on behalf of Appaloosa Investment Limited Partnership I (“AILP”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“TFLP”), Thoroughbred Master Ltd. (“TML”), Appaloosa Management L.P. (“AMLP”), Appaloosa Partners Inc. (“API”) and David A. Tepper (“Mr. Tepper”). Mr. Tepper is the sole stockholder and the President of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in, AMLP. AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML. According to the Schedule 13G: (a) AILP is the beneficial owner of 4,439,185 shares of our common stock, to which it has shared voting and dispositive power; (b) Palomino is the beneficial owner of 6,662,182 shares of our common stock, to which it has shared voting and dispositive power; (c) TFLP is the beneficial owner of 2,946,035 shares of our common stock, to which it has shared voting and dispositive power; (d) TML is the beneficial owner of 2,982,592 shares of our common stock, to which it has shared voting and dispositive power (e) AMLP is the beneficial owner of 17,029,994 shares of our common stock, to which it has shared voting and dispositive power; (f) API is the beneficial owner of 17,029,994 shares of our common stock, to which it has shared voting and dispositive power; and (g) Mr. Tepper is the beneficial owner of 17,029,994 shares of our common stock, to which he has shared voting and dispositive power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Greywolf Capital Management LP on February 14, 2014. The Schedule 13G/A was filed by and on behalf of Greywolf Capital Partners II LP (“Greywolf Capital II”), Greywolf Capital Overseas Master Fund (“Greywolf Master Overseas”), Greywolf Capital Overseas Fund II (“Greywolf Overseas Fund II”), Greywolf Structured Products Master Fund, Ltd. (“Greywolf Structured Products”), Greywolf Opportunities Fund II, LP (“Greywolf Opportunities II”), Greywolf Advisors LLC (“Greywolf Advisors”), Greywolf Capital Management LP (“Greywolf Management”), Greywolf GP LLC (“Greywolf GP”), and Jonathan Savitz (“Mr. Savitz”). According to the Schedule 13G/A: (a) Greywolf Capital II is the beneficial owner of 3,718,988 shares of our common stock, to which it has shared voting and dispositive power; (b) Greywolf Master Overseas is the beneficial owner of 3,720,163 shares of our common stock, to which it has shared voting and dispositive power; (c) Greywolf Overseas Fund II is the beneficial owner of 1,312,485 shares of our common stock, to which it has shared voting and dispositive power; (d) Greywolf Structured Products is the beneficial owner of 2,826,443 shares of our common stock, to which it has shared voting and dispositive power; (e) Greywolf Opportunities II is the beneficial owner of 3,351,436 shares of our common stock, to which it has shared voting and dispositive power; (f) Greywolf Advisors is the beneficial owner of 3,718,988 shares of our common stock, to which it has shared voting and dispositive power; (g) Greywolf Management is the beneficial owner of 14,929,515 shares of our common stock, to which it has shared voting and dispositive power; (h) Greywolf GP is the beneficial owner of 14,929,515 shares of our common stock, to which it has shared voting and dispositive power; and (i) Mr. Savitz is the beneficial owner of 14,929,515 shares of our common stock, to which he has shared voting and dispositive power.

(4)	Includes 1,000,000 shares of our Series A Convertible Preferred Stock, on an as-converted basis, having the terms, rights, obligations and preferences contained in a certificate of designation of WMIHC, and warrants to purchase, in the aggregate, 61.4 million shares of WMIHC common stock, 30.7 million of which have an exercise price of $1.32 per share and 30.7 million of which have an exercise price of $1.43 per share.

The following table sets forth as of April 15, 2014, certain information regarding the beneficial ownership of WMIHC common stock by: (a) each current director and nominee for election as director of WMIHC; (b) each executive officer of WMIHC; and (c) all current directors and executive officers of WMIHC as a group.

The business address for each of our directors and/or named executive officers listed below is 1201 Third Avenue, Suite 3000, Seattle, Washington 98101.

Name	Shares of Common Stock Beneficially Owned
	Total(1)	Percent of Class(1)

Directors and Nominees
Michael Willingham	347,696	*
Eugene I. Davis	363,193	*
Diane B. Glossman	313,193	*
Timothy R. Graham	263,193	*
Mark E. Holliday	263,193	*
Michael Renoff	313,193	*
Steven D. Scheiwe	263,193	*

Named Executive Officers
Charles Edward Smith	-0-	0%
Timothy F. Jaeger	-0-	0%
Current Executive Officers and Directors as a Group (9 persons)	2,126,854	1.1%

*	Less than one percent.

(1)	Unless otherwise indicated, each person has sole voting and dispositive power over the shares listed opposite his or her name. All percentages have been calculated based on 202,092,351 shares of WMIHC’s common stock issued and outstanding as of April 15, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires WMIHC’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of WMIHC’s common stock (“10% shareholders”) to file with the SEC initial reports of beneficial ownership (Form 3s) and reports of changes in beneficial ownership (Forms 4 and 5) of such shares. To WMIHC’s knowledge, based solely upon a review of the copies of Forms 3, 4, and 5 (and amendments thereto) furnished to WMIHC or otherwise in its files or publicly available, all of WMIHC’s officers, directors and 10% shareholders complied in a timely manner with all applicable Section 16(a) filing requirements during the fiscal year ending 2013.

EXECUTIVE OFFICERS

The names, ages, positions and backgrounds of WMIHC’s current executive officers are as follows:

Name	Age	Position Held Since	Current Position(s) with WMIHC and Background
Charles Edward Smith	44	March 19, 2012	Mr. Smith has served as President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary of the Company since March 19, 2012. In addition, since March 19, 2012, Mr. Smith has served as the General Counsel, Executive Vice President and Secretary of the Trust. From November 2008 to March 2012, Mr. Smith served as General Counsel, Executive Vice President and Secretary of WMIHC’s predecessor WMI, including during the significant portion of its Chapter 11 bankruptcy. Prior to that, he briefly served as First Vice President and Assistant General Counsel (Team Lead-Corporate Finance) for the financial institution JPMorgan Chase Bank, N.A. from September 2008 to November 2008. From November 2002 to September 2008, Mr. Smith was First Vice President and Assistant General Counsel (Team Lead-Corporate Finance) for Washington Mutual, where he led a team of lawyers who supported Washington Mutual’s capital, liquidity, mergers and acquisitions and structured finance activities.

Timothy F. Jaeger	55	May 28, 2012	Mr. Jaeger has served as Interim Chief Financial Officer since June 25, 2012 and Interim Chief Accounting Officer since May 28, 2012. Mr. Jaeger is a Certified Public Accountant with over 25 years of accounting experience. Most recently, from December 2006 to March 2012, Mr. Jaeger served as Senior Vice President-Chief Accounting Officer/CFO of Macquarie AirFinance, Ltd., a global aviation lessor providing aircraft and capital to the world’s airlines. From November 2006 to December 2009, Mr. Jaeger was a partner of Tatum Partners, LLC, an executive services and consulting firm in the United States.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis discusses the principles underlying our executive compensation program and the important factors relevant to the analysis of the compensation of our executive officers in 2013. Our Interim Chief Executive Officer and Interim Chief Financial Officer are referred to as our “Named Executive Officers.”

Compensation Objectives and Philosophy

Due to the nature of the Company’s business transition and emergence from Chapter 11 bankruptcy, the primary objectives of the 2013 executive compensation programs established by the Compensation Committee were to retain executive officers and employees capable of: (a) ensuring the Company’s compliance, including with respect to the Indentures and the Financing Agreement; (b) operating the Company’s reinsurance subsidiary, WM Mortgage Reinsurance Company, Inc., in runoff mode; and (c) complying with the periodic disclosure and other obligations of a publicly traded company. Although requested to provide assistance as required, our executive officers are not primarily responsible for the Company’s primary business objective of identifying and assessing potential acquisitions and developing business investment opportunities as that responsibility rests with the board and its Corporate Strategy and Development Committee. As such, during this transition period, the compensation objectives did not include providing compensation incentives for achieving performance objectives. To achieve the objectives of attracting and retaining suitable executive officers, the 2013 executive compensation philosophy was comprised of the following key principles:

•	Establish executive compensation appropriate for the varying degrees of executive responsibility, accountability and impact on the Company’s business.

•

Ensure compensation is reasonably competitive relative to similarly sized companies, taking into account that our only operating business is WM Mortgage Reinsurance Company, Inc., which is being operated in runoff mode.

•	Ensure a flexible compensation structure to facilitate acquisitions or restructurings and the hiring of permanent officers, including a chief executive officer and chief financial officer.

At our 2013 annual meeting of shareholders, 88.15% of the shareholders who voted on the advisory shareholder vote on executive compensation (excluding broker non-votes) voted in favor of the proposal. The Compensation Committee determined not to make any changes to the compensation programs after considering the vote. Compensation levels reviewed and approved by the Compensation Committee for the Named Executive Officers for fiscal 2013 are not materially changed from those approved for the prior year.

Business Context for Compensation Decisions

The 2013 compensation program for Named Executive Officers was influenced by the desire to retain interim executives providing services on an independent contractor basis, which the board believes will facilitate the Company’s ability to transition to the appropriate permanent executive officers as the Company determines its future business strategy and implements its acquisition strategy. The board determined that given their background experience, Messrs. Smith and Jaeger were appropriately positioned for their respective interim roles for purposes of maintaining operational stability and continuity while the board makes progress on positioning the Company for future growth. The board also determined that these executive officers would be most cost-effectively employed through the independent contractor structure, rather than a full time employment position. In addition, the Company has two employees that are subject to employment agreements, but are not executive officers.

The discussion that follows elaborates on the decision-making process governing the compensation of our Named Executive Officers, our compensation philosophy, and the specific elements of compensation paid to our Named Executive Officers in 2013.

Role of the Compensation Committee

The Compensation Committee of the board of directors is responsible for the oversight of our executive compensation program. Each director who served on the Compensation Committee in 2013 was, and each current member of the Compensation Committee is, a non-employee director within the meaning of SEC Rule 16b-3, an outside director within the meaning of IRC Section 162(m) of the Internal Revenue Code of 1986, as amended, and an independent director under NASDAQ listing standards. The Compensation Committee’s purpose is to discharge the board’s responsibilities relating to compensation of our executive officers and to adopt policies that govern our compensation and benefit programs in a manner that supports both our short and long term business strategies. The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. The Compensation Committee may delegate authority to subcommittees, retain or terminate compensation consultants and obtain advice and assistance from internal or external legal, accounting or other advisers.

Role of Compensation Committee Consultants in Compensation Decisions

Under its charter, the Compensation Committee may periodically engage independent compensation consultants to provide assistance and advice as it discharges its responsibilities under its written charter. The duties of compensation consultants engaged by the Compensation Committee may include periodically reviewing the Company’s compensation programs to confirm that they are consistent with the executive compensation philosophy and objectives established by the Compensation Committee. Compensation consultants may also advise the Compensation Committee on emerging trends and issues related to the compensation of executive officers and directors and provide recommendations on the appropriate composition of peer group and market data sources to be used by the Compensation Committee as reference points for executive compensation decisions. In 2013, the Compensation Committee did not retain the services of an independent third party compensation consultant.

Elements of Compensation

Since our emergence from Chapter 11 bankruptcy, the only element of compensation for our Named Executive Officers is cash compensation paid for services provided to WMIHC by each of these individuals pursuant to the Transition Services Agreement, in the case of Mr. Smith, and the Engagement Agreement, in the case of Mr. Jaeger. Messrs. Smith and Jaeger negotiated their respective compensation arrangements with WMIHC. The terms of both those agreements were negotiated and reviewed by the board of directors and the Compensation Committee. The compensation arrangements contained therein were considered to be adequate for purposes of supporting the current goals and objectives of the Company.

The cash compensation compensates the executive officers for services rendered in fulfilling their day-to-day roles and responsibilities needed to run the business as it currently exists. The amount of cash compensation for Named Executive Officers was determined for each interim executive based on position, responsibility, and experience (including, in the case of Mr. Smith, familiarity with the Company’s past and current operations). Given the interim nature of the engagements and the simplicity of the compensation structure, as well as the dearth of similarly situated companies, the Compensation Committee did not conduct a specific analysis of compensation of executives at peer companies; however, based on the experience of the board members and the Compensation Committee members, the Compensation Committee determined that the cash compensation level was appropriate under our circumstances.

Since emerging from Chapter 11 bankruptcy, because of the interim nature of the executive positions, our Named Executive Officers were not provided with any performance-based cash incentive compensation, discretionary cash bonus awards, retention arrangements, equity incentive compensation, benefits, perquisites, severance or change in control benefits.

Compensation of the Chief Executive Officer

Mr. Smith has served as Interim Chief Executive Officer since our emergence from Chapter 11 bankruptcy on March 19, 2012 (the “Emergence Date”). See the 2013 Summary Compensation Table on page 24 below. Mr. Smith is compensated pursuant to the Transition Services Agreement with the Trust, Mr. Smith’s employer, at an hourly rate and not to exceed 40 hours per month (unless otherwise consented to by the parties). Mr. Smith has regularly worked more than 40 hours per month, for which the Trust has been compensated accordingly pursuant to the Transition Services Agreement.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid by a public company to its chief executive officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. No executive was paid an amount in 2013 where this provision would have been applicable. The Compensation Committee intends to seek to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). Deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Recovery Policy

The Company does not have any incentive based compensation tied to performance at this time. Therefore, the Company has not implemented a policy regarding retroactive adjustments to any cash or incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Our Compensation Committee intends to adopt a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

2013 Summary Compensation Table

The following table summarizes information regarding compensation for the three fiscal years ended December 31, 2013, 2012 and 2011, earned by our Named Executive Officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Total ($)

Charles Edward Smith(2)	2013	259,719	—	259,719
President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary	2012	252,186	64,211	316,397
	2011	412,000	284,280	696,280

Timothy F. Jaeger(3)	2013	240,000	—	240,000
Interim Chief Financial Officer and Interim Chief Accounting Officer	2012	120,000	—	120,000
	2011	—	—	—

(1)	Reflects principal position as of December 31, 2013.

(2)	In fiscal 2013, WMIHC paid the Trust $259,719 on account of services provided by Mr. Smith to WMIHC pursuant to the Transaction Services Agreement. In fiscal 2012, of the total $316,397 paid for Mr. Smith’s services, $88,408 in salary and $64,211 as a prorated bonus was paid for services rendered in 2012 prior to the Emergence Date. For the balance of 2012, following the Emergence Date, WMIHC paid the Trust $163,778 on account of services provided by Mr. Smith to WMIHC pursuant to the Transition Services Agreement.

(3)	Mr. Jaeger was not compensated by the Company directly; rather, payments were made to CXO Consulting Group, LLC, an entity owned by Mr. Jaeger, pursuant to the Engagement Agreement.

Narrative to Summary Compensation Table

Prior to the Emergence Date, Mr. Smith served as General Counsel, Executive Vice President and Secretary of WMI, and was compensated pursuant to the terms of his employment arrangement with WMI. Mr. Smith was awarded a discretionary bonus by WMI in 2011, and a prorated discretionary bonus in 2012, for services rendered prior to the Emergence Date. Since the Emergence Date, WMIHC has had only two executive officers, Mr. Smith and Mr. Jaeger, both of whom are independent contractors, paid solely cash compensation pursuant to the terms of their respective compensation arrangements with WMIHC.

Mr. Smith provides services to WMIHC as Interim Chief Executive Officer pursuant to the Transition Services Agreement with the Trust, Mr. Smith’s employer. WMIHC pays the Trust an hourly rate of approximately $400 (inclusive of overhead charges) for Mr. Smith’s services. Mr. Smith provides a maximum of 40 hours per month pursuant to the Transition Services Agreement (unless otherwise consented to by the parties). Mr. Smith has regularly worked more than 40 hours per month, for which the Trust has been compensated accordingly pursuant to the Transition Services Agreement.

Mr. Jaeger has provided services as Interim Chief Accounting Officer since May 28, 2012 and Interim Chief Financial Officer since June 25, 2012 pursuant to an Engagement Agreement with CXO Consulting Group, LLC (“CXOC”), which is owned by Mr. Jaeger. The rate of compensation under the Engagement Agreement was initially $15,000 per month, but was increased to $20,000 per month effective October 1, 2012 to reflect the increased time commitment required of Mr. Jaeger to fulfill the duties of Interim Chief Financial Officer. WMIHC also reimburses CXOC for related out of pocket expenses, which are not reflected in the Summary Compensation Table. The Engagement Agreement renews for successive three-month terms, unless either party terminates with 30 days’ notice prior to the termination of the applicable term.

Potential Payments upon Termination or Change-in-Control

WMIHC has no obligation for severance and other benefits payable to the Named Executive Officers following termination of employment or a change-in-control of WMIHC.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that WMIHC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In accordance with the terms of its charter, the Compensation Committee on behalf of the board of directors oversees WMIHC’s executive compensation programs, including payments and awards, if any, to its executive officers and directors. The Compensation Committee has overall responsibility for approving and evaluating WMIHC’s director and executive officer compensation plans, policies and programs and addressing other compensation issues facing WMIHC that require board action. The Compensation Committee is also responsible for reviewing and discussing with management and recommending to the board of directors the Compensation Discussion and Analysis for inclusion in WMIHC’s annual proxy statement, in accordance with applicable SEC regulations.

In discharging its responsibilities, the Compensation Committee:

•	reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

•

based upon its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement and WMIHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Steven D. Scheiwe (Committee Chair)	Eugene I. Davis	Timothy R. Graham

REPORT OF THE AUDIT COMMITTEE

The “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that WMIHC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and WMIHC’s independent auditors, Burr Pilger Mayer, Inc., to review WMIHC’s accounting functions and the audit processes for WMIHC’s financial statements and system of internal control over financial reporting. The Audit Committee reviewed and discussed with WMIHC’s independent auditors and management the audited financial statements for the 2013 fiscal year. It also discussed with the independent auditors all other matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of WMIHC’s financial statements, management’s assessment of WMIHC’s system of disclosure controls and procedures, external financial reporting and internal control over financial reporting, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2013 be included in WMIHC’s Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Mark E. Holliday (Committee Chair)	Steven D. Scheiwe	Michael Willingham

MATTERS RELATING TO OUR AUDITORS

Selection of Independent Auditors

The Audit Committee has appointed and engaged Burr Pilger Mayer, Inc. to be WMIHC’s independent auditors for the Company’s fiscal year ending December 31, 2014. Burr Pilger Mayer, Inc. was also engaged by the Audit Committee to audit WMIHC’s financial statements for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011. A representative of Burr Pilger Mayer, Inc. is expected to either be present or available by phone at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative will be available to respond to appropriate questions. As described under the “Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm” section of this proxy statement on page 10 above, the shareholders are being asked to ratify the selection of Burr Pilger Mayer, Inc. as our independent auditors for the fiscal year ending December 31, 2014.

On April 10, 2012, the Audit Committee approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as WMIHC’s independent registered public accounting firm. Deloitte had not performed any auditing services for WMIHC since on or about September 26, 2008. As such, Deloitte did not issue a report on WMIHC’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 and therefore, there is no report which could contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

As Deloitte performed no auditing or other services for the Company since on or about September 26, 2008 there were: (a) no disagreements (as contemplated in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in connection with a report; and (b) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On April 12, 2012, the Company provided Deloitte with a copy of the disclosures it made in response to Item 304(a) of Regulation S-K in the Current Report on Form 8-K filed on April 16, 2012 and requested that Deloitte provide the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above disclosures. On April 20, 2012, Deloitte provided a letter stating that it agreed with the disclosures and a copy of the letter dated April 20, 2012 is attached as Exhibit 16.1 to Amendment No. 1 Current Report on Form 8-K/A filed on April 24, 2012.

On April 10, 2012, the Audit Committee approved the appointment of Burr Pilger Mayer, Inc. as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the Company. Prior to the appointment of Burr Pilger Mayer, Inc., neither the Company, nor anyone on its behalf, had consulted with Burr Pilger Mayer, Inc. during the Company’s two most recent fiscal years and for fiscal 2012 through April 10, 2012, in any matter regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Burr Pilger Mayer, Inc. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement (as contemplated in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Principal Independent Auditors

The following fees for professional services were billed by Burr Pilger Mayer, Inc. during fiscal 2013 and 2012, respectively:

	2013	2012
Audit Fees(1)	$350,475	485,000
Audit-Related Fees(2)	15,225	25,000
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total	$365,000	$510,000

(1)	Consists of fees for services involving the audit of WMIHC’s consolidated financial statements, review of interim quarterly statements, and provision of an attestation report on WMIHC’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Refers to fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services relating to mergers and acquisitions, accounting consultation and audits relating to acquisitions, attest services related to financial reporting not required by statute or regulation, consultation concerning financial accounting and reporting standards not classified as audit fees, and financial audits of employee benefit plans.

Pre-Approval Policy

The Audit Committee has adopted a general policy requiring pre-approval of all fees and services of WMIHC’s independent auditors, including all audit, audit-related, tax and other legally-permitted services. All audit and permissible non-audit services provided by Burr Pilger Mayer, Inc. during fiscal 2013 and fiscal 2012 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Transition Services Agreement

On March 23, 2012, WMIHC and the Trust entered into the Transition Services Agreement. Pursuant to the Transition Services Agreement, each party has agreed to make available to the other certain services and employees, including the services of Charles Edward Smith who is our President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary. In addition, we pay a monthly overhead charge of $8,468 to the Trust under the Transition Services Agreement for office space, common area space and use of supplies and equipment. The Trust was established as part of the Bankruptcy Plan. The Trust emerged on the effective date of the Bankruptcy Plan and was formed for the purpose of holding, managing and administering the “Liquidating Trust Assets” (as defined in the Bankruptcy Plan) on behalf of the Trust’s beneficiaries, and distributing the proceeds thereof to such beneficiaries. The Trust is managed by a trustee, William Kosturos, and a Trust Advisory Board. Michael Willingham, Chairman of the Board, board member, Audit Committee member and Nominating and Corporate Governance Committee member of WMIHC, is also a member of the Trust Advisory Board and the Litigation Subcommittee of the Trust. WMIHC paid the Trust approximately $457,691 for services provided under the Transition Services Agreement in 2013, of which $259,718 was paid for the services of Mr. Smith. Based on disclosures by the Trust in its Form 10-K filed with the SEC on March 31, 2014, the Trust holds approximately $105.9 million of our Runoff Notes, including interest accrued thereon.

Potential participation by WMIHC in proceeds received with respect to Recovery Claims.

To the extent any electing creditor of the Debtors (as defined in the Bankruptcy Plan) received common stock of WMIHC pursuant to a Reorganized Common Stock Election (as defined in the Disclosure Statement filed in connection with the Bankruptcy Plan), such creditor’s share of the Runoff Notes to which the election was effective (i.e., one dollar ($1.00) of original principal amount of Runoff Notes for each share of common stock of WMIHC) was not issued. As a result, each creditor making such an election conveyed to WMIHC, and WMIHC retained an economic interest in, the Litigation Proceeds (as defined below, and such proceeds do not constitute part of the Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such creditor otherwise would have received. “Litigation Proceeds” is defined in the Bankruptcy Plan, in relevant part, as the recoveries, net of related legal fees and other expenses, of the Trust on account of causes of action against third parties and includes Recovery Claims (as defined in the Bankruptcy Plan). As of the date of this proxy statement, no Litigation Proceeds have been received by the Trust with respect to Recovery Claims, but WMIHC could theoretically receive a portion of any proceeds that are received pursuant to the Bankruptcy Plan. The Trust’s Litigation Subcommittee recently disclosed in its Form 10-K for the period ended December 31, 2013 (the “Trust’s Form 10-K”) that it has investigated potential claims against various third parties, including breach of contract claims, breach of fiduciary duty claims, professional malpractice claims, and business tort and antitrust claims. Based on this investigation, the Litigation Subcommittee has determined not to assert claims against such third parties, other than those which are currently pending and being litigated. As a result of the Trust’s public disclosures on these matters, at this time WMIHC believes it is increasingly unlikely that it will realize any value on account of Recovery Claims.

As a member of the Litigation Subcommittee of the Trust, Mr. Willingham participates in overseeing the prosecution of Recovery Claims by the Trust.

SHAREHOLDER PROPOSALS FOR 2015

In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2015 annual meeting of shareholders, shareholders must comply with SEC Rule 14a-8 and the deadline for receiving such proposals by the Company is December 22, 2014. Proposals should be mailed to the Company, to the attention of the Secretary, at WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. A shareholder who intends to present a proposal at the Company’s annual meeting in 2015, other than pursuant to Rule 14a-8, must comply with the requirements as set forth in our Bylaws, including Section 2.13, which requires shareholders to deliver notice of all proposals, nominations for director and other business to WMIHC’s principal executive offices no later than 90 calendar days (or January 21, 2015) and no earlier than 120 calendar days (or December 22, 2014) prior to the one-year anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders and such proposal must be a proper matter for shareholder action under Washington corporate law.

GENERAL INFORMATION

List of Shareholders of Record

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific Time, at the office of the Secretary, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

Electronic Voting

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

By Order of the Board of Directors,

Charles Edward Smith

President, Interim Chief Executive Officer, Interim

Chief Legal Officer and Secretary

Seattle, Washington

April 21, 2014

Appendix A

Nominating and Corporate Governance Charter

WMI HOLDINGS CORP.

Nominating and Corporate Governance Charter

Purpose

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to carry out the duties and responsibilities delegated by the Board relating to the Company’s director nominations process, oversight of the evaluation of directors and development and maintenance of the Company’s corporate governance principles and policies applicable to the Company.

Membership

The Committee will be comprised of at least two directors, all of whom must satisfy the “independence” requirements of NASDAQ corporate governance listing standards, or such other corporate governance listing standards as the Board may approve.

The Board will appoint the members of the Committee. The Board may remove any member from the Committee with or without cause. The Board may appoint a Chairperson of the Committee. In the event the Board does not make such an appointment or the designated Chairperson is no longer on the Committee and no replacement has been appointed, the remaining members may elect a Chairperson.

Meetings

The Committee will meet no less than twice a year at such times and places it deems necessary to fulfill its responsibilities. Meetings may be called in the same fashion as provided in the Bylaws regarding meetings of directors and the Committee is governed by the same rules regarding meetings, action without a meeting, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee will prepare minutes of meetings and provide a copy to all members of the Committee and the Secretary of the Company for inclusion in the corporate minute book.

Duties and Responsibilities

The Committee will have the following authority and responsibilities:

•

Determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”).

•

Develop and implement such procedures as the Committee may deem necessary or appropriate for the identification, evaluation, approval and recommendation of director candidates, consistent with the Director Criteria, including with respect to director candidates recommended by the Company’s shareholders.

•

Consider any director candidates recommended by the Company’s shareholders pursuant to the procedures set forth in the Company’s proxy statement and any corporate governance guidelines adopted by the Board.

•	Consider any nominations of director candidates validly made by shareholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents.

•	Select and recommend to the Board for approval by the Board the nominees for director consistent with the Director Criteria to be submitted to a shareholder vote at the annual meeting of shareholders.

•

Develop, review and recommend to the Board, as appropriate, a set of corporate governance guidelines applicable to the Company, and review and recommend to the Board for approval any changes to the other documents and policies in the Company’s corporate governance framework, including its articles of incorporation and bylaws.

•	Develop, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and oversee the conduct of the evaluation.

•	Review the Board’s committee structure and composition and make recommendations to the Board regarding the appointment of directors to serve as members, and chairperson, of each committee.

•

If a vacancy on the Board or any committee occurs, identify and select and recommend to the Board for approval candidates to fill such vacancy either by election by shareholders or appointment by the Board.

•

Review and discuss with management the disclosure regarding the operations of the Committee and director independence, and recommend that this disclosure be, included in the Company’s proxy statement or annual report on Form 10-K.

Outside Advisors

The Committee is authorized to select, retain and obtain the advice of a director search firm as necessary to assist with the execution of its duties and responsibilities. The Committee has the authority to retain and obtain the advice and assistance of outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities. The Committee will set the compensation, and oversee the work, of the search firm, its outside counsel and other advisors. The Company will provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for compensation of its search firm, outside counsel and other advisors.

The director search firm, outside counsel and any other advisors retained by the Committee shall be independent in accordance with any relevant NASDAQ listing or SEC rules and as determined in the discretion of the Committee.

Reports to the Board

The Chairperson will report to the Board a summary of the Committee’s activities and submit or refer to the Board, in addition to the proposed director nominees, any matter that the Committee believes warrants the attention of the Board of Directors.

Delegation of Authority

The Committee is authorized to delegate any of its responsibilities, along with authority to take action related to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

Performance Evaluation and Charter Review

The Committee will conduct an annual evaluation of the performance of its duties under this Charter and will present the evaluation results to the Board of Directors. The Committee’s evaluation process will be in such manner as it deems appropriate. The Committee will review this Charter at least annually and recommend any changes to the Board for approval.

WMI HOLDINGS CORP. 1201 THIRD AVENUE SUITE 3000 SEATTLE, WA 98101 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Michael Willingham 02 Eugene I. Davis 03 Steven D. Scheiwe 04 Mark E. Holliday 06 Michael J. Renoff 07 Timothy R. Graham The Board of Directors recommends you vote FOR proposals 2 and 3. 2 To ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2014. 3 To approve, on an advisory basis, compensation of WMI Holdings Corp.’s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 05 Diane B. Glossman For Against Abstain 0 0 0 0 0 0 0000000000 0 2 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000211843_1 R1.0.0.51160 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report/10K, Notice & Proxy Statement is/are available at www.proxyvote.com . WMI HOLDINGS CORP. Annual Meeting of Shareholders June 4, 2014 9:00 a.m. Eastern Daylight Time This proxy is solicited by the Board of Directors The undersigned shareholder of WMI Holdings Corp. (the “Company”) hereby appoints Michael Willingham and Charles Edward Smith, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock and Series A Convertible Preferred Stock of the Company held of record by the undersigned on April 15, 2014, at the Annual Meeting of Shareholders to be held at the Sheraton New York Times Square Hotel, located at 811 7th Avenue, New York, NY 10019 on Wednesday June 4, 2014 at 9:00 a.m. Eastern Daylight Time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side 0000211843_2 R1.0.0.51160